Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS THIRD QUARTER 2015 RESULTS

RALEIGH, NC -November 4, 2015, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies, today announced its financial and operating results for the third quarter of 2015.

Highlights

•	Total Investment Portfolio: $968.1 million

•	Total Net Assets (Equity): $515.7 million

•	Net Asset Value Per Share (Book Value): $15.48

•	Weighted Average Yield on Debt Investments: 12.3%

•	Efficiency Ratio (G&A Expenses/Total Investment Income): 18.7%

•	Investment Portfolio Activity for the Quarter Ended September 30, 2015

•	Cost of investments made during the period: $189.2 million

•	Principal repayments (excluding PIK interest repayments) during the period: $104.1 million

•	Proceeds related to the sale of equity investments during the period: $2.7 million

•	Non-Accrual Assets as a Percentage of Total Portfolio Cost and Fair Value: 2.0% and 0.7% respectively

•	Financial Results for the Quarter Ended September 30, 2015

•	Total investment income: $30.8 million

•	Net investment income: $18.5 million

•	Net investment income per share: $0.56

•	Regular quarterly dividend per share: $0.54

•	Supplemental dividend per share: $0.05

•	Net realized losses: $16.5 million

•	Net increase in net assets resulting from operations: $17.9 million

•	Net increase in net assets resulting from operations per share: $0.54

In commenting on the Company’s results, Garland S. Tucker, III, Chairman and Chief Executive Officer, stated, “The third quarter was an extremely active quarter for Triangle. The recent volatility in the broader credit markets has accrued to our benefit as we were able to originate a record level of new investments in high quality companies during the quarter. Needless to say, we are pleased that we exercised patience during the first half of the year and maintained sufficient liquidity to take advantage of what we perceive to be an opportune time in the investing market.”

Third Quarter 2015 Results

Total investment income during the third quarter of 2015 was $30.8 million, compared to total investment income of $24.9 million for the third quarter of 2014, representing an increase of 24.0%. The increase in investment income was primarily attributable to an increase in portfolio debt investments from September 30, 2014 to September 30, 2015, a $2.3 million increase in non-recurring fee income and $0.7 million of non-recurring interest income relating to a debt investment that was previously on non-accrual. This increase was partially offset by a $0.4 million decrease in non-recurring dividend income and a decrease in the weighted average yield on the Company’s debt investments from September 30, 2014 to September 30, 2015.

Net investment income during the third quarter of 2015 was $18.5 million, compared to net investment income of $15.4 million for the third quarter of 2014, representing an increase of 20.1%. Net investment income per share during the third quarter of 2015 was $0.56, based on weighted average shares outstanding during the quarter of 33.3 million, compared to $0.51 per share during the third quarter of 2014, based on weighted average shares outstanding of 30.4 million.

The Company’s net increase in net assets resulting from operations was $17.9 million during the third quarter of 2015, compared to an $8.8 million decrease during the third quarter of 2014. The Company’s net increase in net assets resulting from operations was $0.54 per share during the third quarter of 2015, based on weighted average shares outstanding of 33.3 million, compared to a net decrease in net assets resulting from operations of $0.29 per share during the third quarter of 2014, based on weighted average shares outstanding of 30.4 million.

The Company’s net asset value, or NAV, at September 30, 2015, was $15.48 per share as compared to $15.47 per share at June 30, 2015, and $16.11 per share at December 31, 2014. As of September 30, 2015, the Company’s weighted average yield on its outstanding, currently yielding debt investments was approximately 12.3%.

Liquidity and Capital Resources

Commenting on the Company’s liquidity position, Steven C. Lilly, Chief Financial Officer of the Company, stated, “We ended the quarter with over $230 million of available liquidity through a combination of cash on hand and availability under our senior credit facility.  Given the current market environment, we are fortunate to have a strong liquidity base to support investment activities going forward.”

At September 30, 2015, the Company had cash and cash equivalents totaling $53.0 million and $179.3 million of remaining borrowing capacity under its $300.0 million senior credit facility.

As of September 30, 2015, the Company had outstanding non-callable, fixed-rate SBA-guaranteed debentures totaling $224.9 million with a weighted average interest rate of 4.02%.

Dividend Information

On August 26, 2015, Triangle announced that its board of directors had declared cash dividends totaling $0.59 per share, consisting of a regular quarterly dividend of $0.54 per share and a supplemental dividend of $0.05 per share. The regular quarterly dividend was the Company’s 35th consecutive quarterly dividend since its initial public offering in February, 2007. The record date for both the regular quarterly dividend and the supplemental dividend was September 9, 2015, and the payment date was September 23, 2015.

Recent Portfolio Activity

During the quarter ended September 30, 2015, the Company made 11 new investments totaling approximately $157.9 million, debt investments in four existing portfolio companies totaling $29.9 million and equity investments in six existing portfolio companies totaling $1.4 million. The Company had six portfolio company loans repaid at par totaling $100.7 million resulting in realized gains totaling $0.1 million and received normal principal repayments and partial loan prepayments totaling $3.4 million. The Company wrote-off debt and equity investments in two portfolio companies and recognized realized losses on the write-offs of $18.8 million. In addition, the Company received proceeds related to the sales of certain equity securities totaling $2.7 million and recognized net realized gains on such sales totaling $2.2 million.

New investment transactions which occurred during the third quarter of 2015 are summarized as follows:

In July, 2015, the Company made a $15.3 million investment in Access Medical Acquisition, Inc. (“Access Medical”) consisting of subordinated debt and equity. Access Medical operates primary care clinics.

In July and August, 2015, the Company made subordinated debt investments totaling $15.4 million in Community Intervention Services, Inc., a provider of community-based and outpatient behavioral health services.

In August, 2015, the Company made a $23.0 million investment in YummyEarth Inc. (“YummyEarth”) consisting of senior debt and equity. YummyEarth sells branded natural and organic snacks and candy products.

In August, 2015, the Company made a $5.0 million investment in All Metals Holding, LLC (“All Metals”) consisting of unitranche debt and equity. All Metals is a toll processer and value-added distributor of steel for automotive, building products, appliance, lawn & garden, energy and other end markets.

In August, 2015, the Company made a $10.3 million investment in Rotolo Consultants, Inc. and its affiliates (“Rotolo”) consisting of second lien debt and equity. Rotolo is a leading provider of landscaping maintenance and construction services throughout the southern United States.

In September, 2015, the Company made a $23.5 million investment in Consolidated Lumber Company LLC (“Consolidated”) consisting of unitranche debt and equity. Consolidated is a leading provider of residential and commercial building and construction materials.

In September, 2015, the Company made a $20.0 million subordinated debt investment in Motor Vehicle Software Corporation, a provider of cloud-based software for electronic vehicle registration services to new and used auto dealers in California.

In September, 2015, the Company made a $19.0 million investment in Centerfield Media Holding Company (“Centerfield”) consisting of subordinated debt and equity. Centerfield is a digital advertising technology company that is focused on real-time biddable media.

In September, 2015, the Company made a $15.0 million investment in Baker Hill Acquisition, LLC (“Baker Hill”) consisting of second lien debt and equity. Baker Hill, previously a division of Experian Information Solutions, provides a suite of SaaS-based loan origination software solutions to small and mid-sized financial institutions.

In September, 2015, the Company made a $7.5 million subordinated debt investment in ADCS Clinics, LLC, the largest owner and operator of dermatology clinics in the United States.

In September, 2015, the Company made a $4.0 million subordinated debt investment in Avkem International, LLC, a supplier of specialty fluxes and refractory products used primarily in the recycled aluminum market.

New portfolio investments subsequent to quarter end are summarized as follows:

In October, 2015, the Company made a $16.5 million investment in California Products Corporation (“CPC”) consisting of subordinated debt and equity. CPC formulates and manufactures coatings for sports surfaces, coatings for specialty construction containment and paint products.

Conference Call to Discuss Third Quarter 2015 Results

Triangle has scheduled a conference call to discuss third quarter 2015 operating and financial results for Thursday, November 5, 2015, at 9:00 a.m. (Eastern Time).

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until November 9, 2015. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 57690252.

Triangle’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until December 4, 2015.

Triangle will post a brief, pre-recorded on-demand podcast on the investor relations section of the Company’s website after 4:00 p.m. ET on Wednesday, November 4, 2015, in conjunction with the filing of Triangle’s Form 10-Q. The purpose of the podcast is to provide interested analysts and investors with meaningful statistical and financial information in advance of the participatory earnings call on Thursday, November 5, 2015.

About Triangle Capital Corporation

Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of investment structures with a primary focus on mezzanine financing with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million - $35.0 million per transaction in companies with annual revenues between $20.0 million and $200.0 million and EBITDA between $3.0 million and $35.0 million.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.

Forward Looking Statements

This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle’s filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC’s website at www.sec.gov and stockholders may receive a hard copy of the completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Contacts

Sheri Blair Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $729,080,697 and $717,233,688 at September 30, 2015 and December 31, 2014, respectively)	$712,063,003	$693,312,886
Affiliate investments (cost of $218,351,766 and $175,182,171 at September 30, 2015 and December 31, 2014, respectively)	230,108,814	178,935,236
Control investments (cost of $37,368,113 and $29,636,763 at September 30, 2015 and December 31, 2014, respectively)	25,927,233	14,975,000
Total investments at fair value	968,099,050	887,223,122
Cash and cash equivalents	53,034,307	78,759,026
Interest and fees receivable	5,585,320	7,409,105
Prepaid expenses and other current assets	977,569	438,861
Deferred financing fees	3,672,028	1,230,577
Property and equipment, net	119,236	108,753
Total assets	$1,031,487,510	$975,169,444
Liabilities:
Accounts payable and accrued liabilities	$5,297,604	$7,144,673
Interest payable	1,266,454	3,365,237
Taxes payable	54,152	2,506,031
Deferred income taxes	6,050,113	3,363,669
Borrowings under credit facility	120,677,107	62,619,883
Notes	161,995,214	145,646,224
SBA-guaranteed debentures payable	220,413,189	219,697,098
Total liabilities	515,753,833	444,342,815
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 33,321,349 and 32,950,288 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively)	33,321	32,950
Additional paid-in capital	547,444,138	542,119,994
Investment income in excess of distributions	13,665,361	12,926,514
Accumulated realized gains (losses)	(26,075,919)	12,464,699
Net unrealized depreciation	(19,333,224)	(36,717,528)
Total net assets	515,733,677	530,826,629
Total liabilities and net assets	$1,031,487,510	$975,169,444
Net asset value per share	$15.48	$16.11

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$18,051,486	$16,415,831	$51,993,071	$46,126,230
Affiliate investments	4,294,512	2,293,761	12,685,241	6,858,273
Control investments	248,609	39,742	298,090	127,085
Total interest income	22,594,607	18,749,334	64,976,402	53,111,588
Dividend income:
Non-Control / Non-Affiliate investments	259,431	3,159	1,893,825	1,054,775
Affiliate investments	323,291	967,016	860,913	2,115,086
Total dividend income	582,722	970,175	2,754,738	3,169,861
Fee and other income:
Non-Control / Non-Affiliate investments	3,308,427	1,063,278	7,380,865	4,101,596
Affiliate investments	337,343	175,421	2,334,396	839,222
Control investments	100,000	100,000	300,000	801,852
Total fee and other income	3,745,770	1,338,699	10,015,261	5,742,670
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	2,735,701	3,087,464	8,077,552	9,489,524
Affiliate investments	1,126,244	668,201	3,445,253	2,135,374
Control investments	—	—	—	12,071
Total payment-in-kind interest income	3,861,945	3,755,665	11,522,805	11,636,969
Interest income from cash and cash equivalents	58,401	61,897	178,713	193,393
Total investment income	30,843,445	24,875,770	89,447,919	73,854,481
Operating expenses:
Interest and other financing fees	6,561,298	5,292,967	20,319,093	15,591,022
General and administrative expenses	5,764,151	4,166,165	16,675,066	14,345,132
Total operating expenses	12,325,449	9,459,132	36,994,159	29,936,154
Net investment income	18,517,996	15,416,638	52,453,760	43,918,327
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	2,331,742	5,231,548	8,746,844	16,966,024
Affiliate investments	(503,907)	(200,000)	(237,399)	28,252
Control investments	(18,323,508)	—	(38,807,152)	(208,553)
Net realized gains (losses)	(16,495,673)	5,031,548	(30,297,707)	16,785,723
Net unrealized appreciation (depreciation):
Investments	14,375,221	(29,639,438)	15,441,528	(32,310,388)
Foreign currency borrowings	1,081,391	501,364	1,942,776	466,630
Net unrealized appreciation (depreciation)	15,456,612	(29,138,074)	17,384,304	(31,843,758)
Net realized and unrealized gains (losses) on investments and foreign currency borrowings	(1,039,061)	(24,106,526)	(12,913,403)	(15,058,035)
Loss on extinguishment of debt	—	—	(1,394,017)	—
Benefit (Provision) for taxes	393,437	(122,439)	255,562	(975,782)
Net increase (decrease) in net assets resulting from operations	$17,872,372	$(8,812,327)	$38,401,902	$27,884,510
Net investment income per share—basic and diluted	$0.56	$0.51	$1.58	$1.53
Net increase (decrease) in net assets resulting from operations per share—basic and diluted	$0.54	$(0.29)	$1.16	$0.97
Dividends/distributions per share:
Regular quarterly dividends/distributions	$0.54	$0.54	$1.62	$1.62
Supplemental dividends/distributions	0.05	0.05	0.15	0.35
Total dividends/distributions per share	$0.59	$0.59	$1.77	$1.97
Weighted average shares outstanding—basic and diluted	33,274,586	30,412,036	33,203,414	28,718,753

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Nine Months Ended	Nine Months Ended
	September 30, 2015	September 30, 2014
Cash flows from operating activities:
Net increase in net assets resulting from operations	$38,401,902	$27,884,510
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(352,445,028)	(345,617,501)
Repayments received/sales of portfolio investments	261,002,599	154,891,195
Loan origination and other fees received	5,741,331	5,669,609
Net realized loss (gain) on investments	30,297,707	(16,785,723)
Net unrealized depreciation (appreciation) on investments	(18,127,974)	32,073,570
Net unrealized appreciation on foreign currency borrowings	(1,942,776)	(466,630)
Deferred income taxes	2,686,444	236,818
Payment-in-kind interest accrued, net of payments received	(2,084,305)	(3,965,352)
Amortization of deferred financing fees	1,636,224	1,225,815
Loss on extinguishment of debt	1,394,017	—
Accretion of loan origination and other fees	(4,897,834)	(2,705,077)
Accretion of loan discounts	(362,424)	(809,647)
Accretion of discount on SBA-guaranteed debentures payable	140,185	137,257
Depreciation expense	44,552	33,412
Stock-based compensation	5,200,761	4,334,437
Changes in operating assets and liabilities:
Interest and fees receivable	1,823,785	764,525
Prepaid expenses and other current assets	(538,708)	187,748
Accounts payable and accrued liabilities	(1,847,069)	(3,693,239)
Interest payable	(2,098,783)	(1,927,801)
Taxes payable	(2,451,879)	(636,511)
Net cash used in operating activities	(38,427,273)	(149,168,585)
Cash flows from investing activities:
Purchases of property and equipment	(55,035)	(70,644)
Net cash used in investing activities	(55,035)	(70,644)
Cash flows from financing activities:
Borrowings under SBA-guaranteed debentures payable	—	31,310,000
Borrowings under credit facility	174,000,000	20,000,000
Repayments of credit facility	(114,000,000)	(20,000,000)
Proceeds from notes	83,372,640	—
Redemption of notes	(69,000,000)	—
Financing fees paid	(2,919,436)	(801,475)
Net proceeds (expenses) related to public offering of common stock	(54,967)	127,821,377
Common stock withheld for payroll taxes upon vesting of restricted stock	(2,497,712)	(2,608,031)
Cash dividends/distributions paid	(56,142,936)	(55,774,847)
Net cash provided by financing activities	12,757,589	99,947,024
Net decrease in cash and cash equivalents	(25,724,719)	(49,292,205)
Cash and cash equivalents, beginning of period	78,759,026	133,304,346
Cash and cash equivalents, end of period	$53,034,307	$84,012,141
Supplemental disclosure of cash flow information:
Cash paid for interest	$19,798,265	$15,625,243
Summary of non-cash financing transactions:
Dividends/distributions paid through DRIP share issuances	$2,676,433	$2,119,348